EXHIBIT 10
                         OPINION AND CONSENT OF COUNSEL


                            POYNER & SPRUILL, L.L.P.
                     3600 Glenwood Avenue, Raleigh, NC 27612

                                 March 31, 1998


Capital Management Investment Trust
105 North Washington Street
P.O. Box 69
Rocky Mount, North Carolina 27804-0069

Ladies and Gentlemen:

         This opinion is being delivered to you in connection with your Post Effective Amendment No. 5 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended (SEC File No. 33-85242; 811-8822) (the "Registration Statement"), under which you have registered an indefinite number of shares of beneficial interest (the "Shares"), relating to the Capital Management Mid-Cap Fund, pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended.

         We have made such inquiry of your officers and trustees and have examined such corporate documents, records and certificates and other documents and such questions of law as we have deemed necessary for the purposes of this opinion. In rendering this opinion, we have relied, with your approval, as to all questions of fact material to this opinion, upon certificates of public officials and of your officers and have assumed, with your approval, that the signatures on all documents examined by us are genuine, which facts we have not independently verified.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued for valid consideration, will be legally and validly issued, fully paid and nonassessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     POYNER & SPRUILL, L.L.P.